Exhibit 10.21

D. WECKSTEIN & Co., Inc.
2SO PARK AVENUE, SUITE 1516
NEW YORK, NEW YORK 10169

FAX (212) 986-8593                                          (212) 986-3422                                          (8000) 366-1250                                 TRADING@WECKSTEIN.COM

                                    August 27, 2014

Visualant, Inc.
500 Union St., Suite 408
Seattle, WA 98101
Att: Mr. Ron Erickson

Addendum to Letter of August 5, 2011

As compensation for continuing introductions, good consulting advice and corporate help for the past three years, D. Weckstein & Co., Inc. (“we", “us", "our") shall receive an additional One million  (1,000,000) investment shares in Visualant, Inc. ("VSUL") common stock.

Very truly yours,

D. Weckstein & Co., Inc.

By: /s/ Donald E. Weckstein

Donald E. Weckstein, President

ACCEPTED AND AGREED TO:

Visualant, Inc.

By: /s/ Ron Erickson
Ron Erickson, CEO